UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2019
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, James Bruce Dressel resigned from his position as Chief Operating Officer of Herc Holdings Inc. (the “Company”), effective December 31, 2019. In connection with his departure, Mr. Dressel and the Company entered into a separation agreement. The terms of the agreement are materially consistent with his offer letter, dated June 11, 2015, other than with respect to Mr. Dressel’s outstanding equity awards which will remain outstanding through June 30, 2020, and will vest in accordance with the terms of his offer letter at that time.

On December 5, 2019, the Board of Directors of the Company appointed Aaron Birnbaum, age 53, to the position of Chief Operating Officer, effective January 1, 2020. Mr. Birnbaum has served as the Company’s Senior Vice President since 2017 and previously served as a Regional Vice President from 2012 to 2017.

Mr. Birnbaum will receive an initial annual base salary of $450,000 and will be eligible for a target annual incentive cash bonus opportunity equal to 75% of his base salary. Mr. Birnbaum also will be eligible for long-term equity incentives under the Company’s 2018 Omnibus Incentive Plan and will receive an equity award valued at $600,000 on the same terms provided to the Company’s other executive officers in the first quarter of 2020.

Mr. Birnbaum will be eligible to participate in the Herc Rentals Income Savings Plan, a 401(k) plan, and the Herc Rentals Supplemental Income Savings Plan, a non-qualified deferred compensation plan, on the same terms as the Company’s other executive officers. He will be eligible for other perquisites on the same basis as the Company’s other executive officers. A description of the terms and conditions of the Company’s annual incentive cash incentive award (bonus) program, long-term equity incentive compensation, 401(k) plan, non-qualified deferred compensation plan and other personal benefits received by the Company’s executive officers was set forth in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2019.

There is no arrangement or understanding between Mr. Birnbaum and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Birnbaum and any of the Company’s directors or executive officers. Mr. Birnbaum does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ S. WADE SHEEK
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  December 6, 2019

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